POPE RESOURCES REPORTS SECOND QUARTER 2016 EARNINGS
November 7, 2016

Contact: John Lamb VP & CFO 360.697.6626 investors@orminc.com

NEWS RELEASE

FOR IMMEDIATE RELEASE                             NASDAQ:POPE

POULSBO, Wash.
November 7, 2016

POPE RESOURCES REPORTS THIRD QUARTER INCOME OF $2.0 MILLION

Pope Resources (NASDAQ:POPE) reported net income attributable to unitholders of $2.0 million, or $0.45 per ownership unit, on revenue of $13.2 million for the quarter ended September 30, 2016. This compares to net income attributable to unitholders of $615,000, or $0.13 per ownership unit, on revenue of $15.2 million for the comparable period in 2015.

Net income attributable to unitholders for the nine months ended September 30, 2016 totaled $1.4 million, or $0.30 per ownership unit, on revenue of $37.0 million. For the nine months ended September 30, 2015 the Partnership reported net income attributable to unitholders of $8.7 million, or $2.01 per ownership unit, on revenue of $56.0 million.

Cash used in operations for the quarter ended September 30, 2016 was $4.7 million, compared to cash provided by operations of $4.7 million for the third quarter of 2015. For the nine months ended September 30, 2016, cash used in operations was $9.0 million, compared to cash provided by operations of $16.9 million in 2015.

“Our overall average log price realizations remained relatively flat compared to the previous several quarters," said Tom Ringo, President and CEO, "though we started to ramp up harvest volume at the tail end of the quarter in anticipation of modest price appreciation over the next several months. Meanwhile, our Real Estate segment closed on two sales of undeveloped land in Q3 and invested $4.8 million in our Harbor Hill project to prepare for the anticipated sale of up to 127 residential lots in the fourth quarter. The most noteworthy event of the quarter was the 7,324-acre Carbon River tree farm acquisition that closed in July. Pairing Carbon River with a series of other small-tract timberland acquisitions completed of late underscores the significant progress we are making toward our objective to grow the Partnership's land base as an engine for future earnings and distributions."

Third quarter highlights

•
Harvest volume was 17.0 MMBF in Q3 2016 compared to 17.8 MMBF in Q3 2015, a 4% decrease. Harvest volume for the first nine months of 2016 was 53.6 MMBF compared to 57.4 MMBF for 2015, a 7% decrease. These harvest volume figures do not include timber deed sales of 1.3 MMBF

POPE RESOURCES REPORTS SECOND QUARTER 2016 EARNINGS
November 7, 2016

in Q3 2016 and 0.6 MMBF in Q1 2015. The harvest volume and log price realization metrics cited below also exclude these timber deed sales, except as noted otherwise.

•
Average realized log price per thousand board feet (MBF) was $573 in Q3 2016 compared to $579 per MBF in Q3 2015. For the first nine months of 2016, the average realized log price was $574 per MBF compared to $587 per MBF for 2015.

•
As a percentage of total harvest, volume sold to export markets in Q3 2016 decreased to 16% from 26% in Q3 2015, while the mix of volume sold to domestic markets was 65% in Q3 2016 compared to 53% in Q3 2015. For the first nine months of 2016, the relative percentages of volume sold to export and domestic markets were 16% and 64%, respectively, compared to 20% and 58%, respectively, in 2015. Hardwood, cedar and pulpwood log sales make up the balance of harvest volume.

•	As noted last quarter, in July the Partnership closed on a 7,324-acre timberland acquisition for $32.0 million consisting of 6,746 owned acres and a timber deed on 578 acres that expires in 2051.

•	The Partnership closed on the sale of two parcels of undeveloped land comprising 265 acres for $1.7 million.

Third quarter and year-to-date operating results

Fee Timber:
Fee Timber operating income for Q3 2016 was $3.3 million compared to $1.3 million for Q3 2015. Our Q3 2015 results reflect a $1.1 million loss on the sale of 858 acres from Fund III's timberland, and the absence of a counterpart in our Q3 2016 results is the primary reason for the improvement in operating income. Q3 2016 includes the sale of 1.3 MMBF of timber via timber deed sales from both Partnership and Fund tree farms that had no counterpart in Q3 2015. A 3% increase in harvest volume (including volume from timber deed sales) was partially offset by a 1% decrease in average realized log prices. A $391,000 decrease in operating expenses also helped improve operating income.

Fee Timber operating income for the first nine months of 2016 was $8.8 million compared to $7.8 million in 2015, due to 2015 results including a $1.1 million loss on sale of 858 acres from Fund III's timberland, compared to 2016 results which include a $226,000 gain on sale of 205 acres of Fund timberland. Excluding these timberland sales, Fee Timber operating income was $8.5 million in 2016 and $8.9 million in 2015. This decrease resulted from a 5% decrease in harvest volume (including timber deed sales), a 2% decline in average realized log prices, and a decrease in other revenue from a lack of commercial thinning activity in the current year. These factors were offset partially by a 15% decrease in cost of sales, driven by a combination of lower harvest volume and a lower average depletion rate as we harvested more volume from Partnership tree farms in 2016, which have a lower average depletion rate than Fund tree farms.

Since the October 2015 expiration of the Softwood Lumber Agreement (SLA), Canadian lumber has been sold duty-free into the U.S. market. The combination of this duty-free entry and a weak Canadian currency has boosted Canadian exports of softwood lumber to the U.S. during the first eight months of 2016 by 34% over the corresponding period of 2015, based on data from the U.S. Census Bureau. The influx of Canadian lumber has played a role in keeping log prices in check when compared to last year.

Timberland Management:
Operating losses incurred by this segment for Q3 2016 and Q3 2015 totaled $644,000 and $494,000, respectively, after eliminating revenue earned from managing the Funds of $772,000 and $779,000 for Q3 2016 and Q3 2015, respectively. The increase in operating loss is attributable to costs associated with our fourth timber fund which we expect to launch by the end of 2016.

POPE RESOURCES REPORTS SECOND QUARTER 2016 EARNINGS
November 7, 2016

Operating losses incurred by this segment for first nine months of 2016 and 2015 totaled $1.9 million and $2.0 million, respectively, after eliminating management fees earned from the Funds of $2.4 million for each of the first nine months of 2016 and 2015.

Real Estate:
Our Real Estate segment posted operating income of $463,000 for Q3 2016 compared to an operating loss of $503,000 for Q3 2015. In Q3 2016, we closed on the sale of two parcels of undeveloped land comprising 265 acres for $1.7 million ($6,600 per acre). In Q3 2015, we closed on the sale of a parcel zoned for multi-family residential use from our Harbor Hill development.

For the first nine months of 2016, the Real Estate segment reported an operating loss of $1.7 million, having sold only nine single-family residential lots from our Harbor Hill development and the two parcels of undeveloped land noted above. This compares to 2015 operating income of $5.2 million in 2015, driven primarily by the sale of 75 residential lots from Harbor Hill for $9.0 million and on $6.6 million of conservation land and easement sales covering 3,861 acres.

General & Administrative (G&A):
G&A expenses were $1.2 million for both of Q3 2016 and 2015. For the first nine months of 2016 and 2015, G&A expenses were $3.8 million and $3.6 million, respectively. The increase in 2016 is due primarily to being fully staffed relative to the prior year.

Outlook

Over the course of 2016, we have made investments that we believe will pay off in the fourth quarter.  In our Fee Timber segment, we expect to realize over 40% of our planned annual harvest volume in the fourth quarter. This back-end loading of our 2016 harvest is timed to coincide with anticipated log pricing improvement, consistent with typical seasonal patterns.  We expect our total 2016 harvest volume to be between 96 and 100 MMBF, including timber deed sales. In our Real Estate segment, we have invested nearly $10 million in our Harbor Hill project this year in order to close on the anticipated sale of up to 127 residential lots in the fourth quarter.

The financial schedules accompanying this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 217,000 acres of timberland and development property in Washington, Oregon, and California. We also manage, co-invest in, and consolidate two private equity timber funds, for which we earn management fees. These funds provide an efficient means of investing our own capital in Pacific Northwest timberland while earning fees from managing the funds for third-party investors. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives, and about management's plans for future operations and

POPE RESOURCES REPORTS SECOND QUARTER 2016 EARNINGS
November 7, 2016

strategies. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among those forward-looking statements contained in this report are statements about management’s expectations for future log prices, harvest volumes and markets, and statements about our expectations for future sales in our Real Estate segment. However, readers should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual operating results and financial condition to fall short of expectations, or that may cause us to deviate from our current plans, include our ability to accurately predict fluctuations in log markets domestically and internationally, and to adjust our harvest volumes timely and appropriately; our ability to anticipate and manage interest rate risk as it affects our borrowing costs; fluctuations in interest rates that affect the U.S. housing market and related demand for our products from that market; our ability to estimate the cost of ongoing and changing environmental remediation obligations, including our ability to anticipate and address the political and regulatory climate that affects these obligations; our ability to consummate various pending and anticipated real estate transactions on the terms management expects; our ability to manage our timber funds and their assets in a manner that our investors consider acceptable, and to raise additional capital or establish new funds on terms that are advantageous to the Partnership; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; the effects of competition, particularly by larger and better-financed competitors; fluctuations in foreign currency exchange rates that affect both competition for sales of our products and our customers’ demand for them; the effect of treaties and other international agreements that affect the supply of logs in the United States and demand for logs overseas; conditions affecting credit markets as they affect the availability of capital and costs of borrowing; labor, equipment and transportation costs that affect our net income; our ability to anticipate and mitigate potential impacts of our operations on adjacent properties; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate other liabilities associated with our assets. Other factors are set forth in that part of our Annual Report on Form 10-K entitled “Risk Factors.”

Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

POPE RESOURCES REPORTS SECOND QUARTER 2016 EARNINGS
November 7, 2016

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(all amounts in $000's, except per unit amounts)

	Quarter ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue	$13,178	$15,208	$36,960	$56,020
Cost of sales	(6,211)	(9,746)	(20,822)	(33,058)
Operating expenses	(4,982)	(5,232)	(15,059)	(14,479)
Gain (loss) on sale of timberland	—	(1,103)	226	(1,103)
Operating income (loss)	1,985	(873)	1,305	7,380
Interest expense, net	(953)	(726)	(2,358)	(2,248)
Income (loss) before income taxes	1,032	(1,599)	(1,053)	5,132
Income tax expense	(116)	(1)	(166)	(369)
Net income (loss)	916	(1,600)	(1,219)	4,763
Net loss attributable to noncontrolling interests	1,054	2,215	2,590	3,950
Net income attributable to Pope Resources' unitholders	$1,970	$615	$1,371	$8,713

Basic and diluted weighted average units outstanding	4,312	4,298	4,312	4,297

Basic and diluted earnings per unit	$0.45	$0.13	$0.30	$2.01

POPE RESOURCES REPORTS SECOND QUARTER 2016 EARNINGS
November 7, 2016

CONDENSED CONSOLIDATING BALANCE SHEETS
(all amounts in $000's)

	September 30, 2016				December 31, 2015
Assets:	Pope	ORM Timber Funds	Consolidating Entries	Consolidated
Cash and cash equivalents	$2,078	$1,376	$—	$3,454	$9,706
Land held for sale	10,750			10,750	3,642
Other current assets	5,321	908	(646)	5,583	4,048
Total current assets	18,149	2,284	(646)	19,787	17,396
Timber and roads, net	62,183	228,621		290,804	266,104
Timberland	17,875	38,996		56,871	53,879
Land held for development	28,005			28,005	25,653
Buildings and equipment, net	5,683	14		5,697	6,024
Investment in ORM Timber Funds	18,213		(18,213)	—	—
Deposit for acquisition of timberland	265			265	—
Other assets	918			918	1,000
Total assets	$151,291	$269,915	$(18,859)	$402,347	$370,056

Liabilities and equity:
Current liabilities	$5,465	$1,892	$(646)	$6,711	$5,426
Current portion of long-term debt	5,118			5,118	114
Current portion of environmental remediation	10,254			10,254	11,200
Total current liabilities	20,837	1,892	(646)	22,083	16,740
Long-term debt	71,382	57,263		128,645	84,537
Environmental remediation and other long-term liabilities	1,354			1,354	5,713
Total liabilities	93,573	59,155	(646)	152,082	106,990
Partners' capital	57,718	210,760	(211,088)	57,390	64,548
Noncontrolling interests			192,875	192,875	198,518
Total liabilities and equity	$151,291	$269,915	$(18,859)	$402,347	$370,056

POPE RESOURCES REPORTS SECOND QUARTER 2016 EARNINGS
November 7, 2016

RECONCILIATION BETWEEN NET INCOME (LOSS) AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Quarter ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net income (loss)	$916	$(1,600)	$(1,219)	$4,763
Add back (deduct):
Depletion	1,908	2,250	6,101	7,198
Equity-based compensation	162	142	756	722
Excess tax benefit of equity-based compensation	—	—	—	(5)
Real estate project expenditures	(5,373)	(2,438)	(10,598)	(7,053)
Depreciation and amortization	183	152	554	466
Deferred taxes	49	(4)	49	199
Cost of land sold	102	2,743	1,139	9,246
(Gain) loss on sale of timberland	—	1,103	(226)	1,103
Gain on disposal of property and equipment	—	—	(24)	—
Change in environmental remediation liability	(1,105)	(1,007)	(5,280)	(1,579)
Change in other operating accounts	(1,502)	3,370	(209)	1,843
Cash provided by (used in) operations	$(4,660)	$4,711	$(8,957)	$16,903

SEGMENT INFORMATION
(all amounts in $000's)

	Quarter ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Revenue:
Partnership Fee Timber	$7,834	$6,406	$20,358	$19,967
Funds Fee Timber	3,231	4,910	12,729	16,567
Total Fee Timber	11,065	11,316	33,087	36,534
Timberland Management	—	—	8	—
Real Estate	2,113	3,892	3,865	19,486
Total	$13,178	$15,208	$36,960	$56,020
Operating income (loss):
Fee Timber	$3,317	$1,326	$8,770	$7,774
Timberland Management	(644)	(494)	(1,913)	(2,008)
Real Estate	463	(503)	(1,738)	5,204
General & Administrative	(1,151)	(1,202)	(3,814)	(3,590)
Total	$1,985	$(873)	$1,305	$7,380

POPE RESOURCES REPORTS SECOND QUARTER 2016 EARNINGS
November 7, 2016

SELECTED STATISTICS

	Quarter ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Log sale volumes by species (million board feet):
Sawlogs
Douglas-fir	9.8	9.9	27.9	29.0
Whitewood	3.0	3.5	11.1	12.4
Pine	0.5	0.1	1.7	1.3
Cedar	0.5	0.6	2.5	2.3
Hardwood	0.8	0.7	2.0	2.6
Pulpwood - all species	2.4	3.0	8.4	9.8
Total	17.0	17.8	53.6	57.4

Log sale volumes by destination (million board feet):
Export	2.8	4.7	8.9	11.5
Domestic	11.0	9.4	34.3	33.5
Hardwood	0.8	0.7	2.0	2.6
Pulpwood	2.4	3.0	8.4	9.8
Subtotal log sale volumes	17.0	17.8	53.6	57.4
Timber deed sale	1.3	—	1.3	0.6
Total	18.3	17.8	54.9	58.0

POPE RESOURCES REPORTS SECOND QUARTER 2016 EARNINGS
November 7, 2016

Average price realizations by species (per thousand board feet):	Quarter ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Sawlogs
Douglas-fir	$629	$623	$615	$627
Whitewood	506	522	524	542
Pine	418	420	478	539
Cedar	1,321	1,426	1,370	1,405
Hardwood	640	559	571	606
Pulpwood - all species	284	349	296	332
Overall	573	579	574	587

Average price realizations by destination (per thousand board feet):
Export	$621	$616	$631	$634
Domestic	621	638	629	645
Hardwood	640	559	571	606
Pulpwood	284	346	296	332
Overall log sales	573	579	574	587
Timber deed sale	381	—	381	389

Owned timber acres	119,000	111,000	119,000	111,000
Acres owned by Funds	94,000	79,000	94,000	79,000
Depletion expense per MBF - Partnership tree farms	$67	$47	$52	$47
Depletion expense per MBF - Fund tree farms	$181	$212	$196	$197
Capital and development expenditures ($000's)	$5,750	$2,844	$12,033	$8,723

POPE RESOURCES REPORTS SECOND QUARTER 2016 EARNINGS
November 7, 2016

PERIOD TO PERIOD COMPARISONS
(Amounts in $000's except per unit data)

	Q3 2016 vs.	YTD 2016 vs.
	Q3 2015	YTD 2015
Net income attributable to Pope Resources' unitholders:
3rd Quarter 2016	$1,970	$1,371
3rd Quarter 2015	615	8,713
Variance	$1,355	$(7,342)

Detail of earnings variance:
Fee Timber
Log volumes (A)	$(463)	$(2,231)
Log price realizations (B)	(102)	(697)
Gain/loss on sale of timberland	1,103	1,329
Timber deed sale	485	255
Production costs	405	2,291
Depletion	343	1,018
Other Fee Timber	220	(969)
Timberland Management	(150)	95
Real Estate
Land sales	(493)	(3,827)
Conservation easement sales	—	(4,311)
Other Real Estate	1,459	1,196
General & Administrative costs	51	(224)
Net interest expense	(227)	(110)
Income taxes	(115)	203
Noncontrolling interest	(1,161)	(1,360)
Total variance	$1,355	$(7,342)

(A) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.
(B) Price variance calculated by extending the change in average realized price by current period volume.